Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of China Green Agriculture, Inc. (the “Company”), for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)  This Amendment No. 2 to the Annual Report of the Company on Form 10-K for the fiscal year ended June 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 18, 2013

/s/ Tao Li
Tao Li
President and Chief Executive Officer
(principal executive officer)

/s/ Ken Ren
Ken Ren
Chief Financial Officer
(principal financial officer and principle accounting officer)

A signed original of this written statement required by Section 906 has been provided to China Green Agriculture, Inc. and will be retained by China Green Agriculture, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.